              As Filed With the Securities and Exchange Commission
                               on April 24, 1998

                                                           Registration No. 333-


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                           COVENTRY HEALTH CARE, INC.
             (Exact name of Registrant as Specified in its Charter)

                DELAWARE                                        52-2073000
     (State or Other Jurisdiction of                         (I.R.S. Employer
     Incorporation or Organization)                        Identification No.)

        COVENTRY HEALTH CARE, INC.
     6705 ROCKLEDGE DRIVE, SUITE 100                              20817
           BETHESDA, MARYLAND                                   (Zip Code)
(Address of Principal Executive Offices)

              Coventry Health Care, Inc. 1998 Stock Incentive Plan
                            (Full title of the plan)

                             SHIRLEY R. SMITH, ESQ.
                      501 CORPORATE CENTRE DRIVE, SUITE 400
                            FRANKLIN, TENNESSEE 37067
                     (Name and address of agent for service)


                                 (615) 771-4177
          (Telephone number, including area code, of agent for service)

                                   Copies to:

BOB F. THOMPSON, ESQ.                       THOMAS M. FARAH, ESQ.
BASS, BERRY & SIMS PLC                      EPSTEIN, BECKER & GREEN, P.C.
2700 FIRST AMERICAN CENTER                  1227 25TH STREET, N.W., SUITE 700
NASHVILLE, TENNESSEE 37238                  WASHINGTON, D.C.  20037

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                     Proposed maximum      Proposed maximum
    Title of securities           Amount to           offering price      aggregate offering        Amount of
      to be registered          be registered          per share (1)           price (1)         registration fee
--------------------------------------------------------------------------------------------------------------------
       Common Stock,
 par value $.01 per share     7,000,000 shares            $18.0625           $126,437,500             $37,299.06
====================================================================================================================

(1) The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(h) and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported on The Nasdaq National Market on April 17, 1998.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Registrant's Final Prospectus filed March 12, 1998 under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Registrant's Registration Statement on Form S-4 (Registration No. 333-45821);

         (b)      The Registrant's Current Report on Form 8-K filed April 8,
                  1998; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Current Report on Form 8-K filed April 23, 1998.

         All documents and reports subsequently filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any of its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding (civil, criminal, administrative or investigative) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation. In actions brought by or in the right of the corporation the DGCL provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

         In cases where the director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding (or claims or issues therein), the DGCL mandates that the corporation indemnify the director or officer against expenses actually and reasonably incurred in the proceeding. In other cases, the DGCL provides that indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper as such person has met the applicable standard of conduct described


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



above. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. Expenses incurred by an officer or director in such a matter may be paid by the corporation in advance upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         The Registrant's Certificate of Incorporation and its Bylaws provide that each director and officer of the Registrant will be indemnified against all liability and reasonable expenses incurred by him or her in connection with any claim, action, suit or proceeding, provided that such person is successful with respect thereto or acted in good faith, in a manner he or she believed to be in the best interests of the Registrant, and, in the case of a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. An officer or director claiming indemnification who has not been wholly successful with respect to his claim or proceeding will be entitled to indemnification if it has been determined that such person has met the standards of conduct described above (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. In addition, the Registrant may advance expenses to an officer or director upon receipt of an undertaking by such person to repay such amount unless he or she is entitled to indemnification.

         The Registrant believes that its Certificate of Incorporation and Bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

         The Registrant has in effect a directors' and officers' liability insurance policy which provides coverage for its directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions, for any claim made against a director or officer of the Registrant for a wrongful act by such director or officer, but only if and to the extent such director or officer becomes legally obligated to pay such claim.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

ITEM 8.  EXHIBITS

See Exhibit Index (Page II-6)

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 23rd day of April, 1998.

                                              COVENTRY CORPORATION

                                              By:  /s/ Allen F. Wise
                                                  ------------------------------
                                                    Allen F. Wise, President,
                                                       Chief Executive Officer
                                                       and Director

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Allen F. Wise and Dale B. Wolf his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statements, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

         Signature                                   Title                                       Date
         ---------                                   -----                                       ----

 /s/ Allen F. Wise
-----------------------------------------     President, Chief Executive                        April 23, 1998
Allen F. Wise                                 Officer and Director

 /s/ Kenneth J. Linde
-----------------------------------------     Executive Vice President and                      April 23, 1998
Kenneth J. Linde                              Chief Operating Officer and
                                              Director

 /s/ Dale B. Wolf
-----------------------------------------     Chief Financial Officer                           April 23, 1998
Dale B. Wolf                                  (Principal Financial and
                                              Accounting Officer)

 /s/ John H. Austin, M.D.
-----------------------------------------     Director                                          April 22, 1998
John H. Austin, M.D.

 /s/ Thomas L. Blair
-----------------------------------------     Director                                          April 22, 1998
Thomas L. Blair

 /s/ Philip N. Bredesen
-----------------------------------------     Director                                          April 22, 1998
Philip N. Bredesen

/S/ Gary M. Cain
-----------------------------------------     Director                                          April 23, 1998
Gary M. Cain

 /s/ Laurence DeFrance
-----------------------------------------     Director                                          April 22, 1998
Laurence DeFrance


-----------------------------------------     Director                                          April __, 1998
David J. Drury

 /s/ Emerson D. Farley, Jr., M.D.
-----------------------------------------     Director                                          April 23, 1998
Emerson D. Farley, Jr., M.D.

 /s/ Thomas J. Graf
-----------------------------------------     Director                                          April 23, 1998
Thomas J. Graf

 /s/ Patrick T. Hackett
-----------------------------------------     Director                                          April 23, 1998
Patrick T. Hackett

 /s/ Richard H. Jones
-----------------------------------------     Director                                          April 23, 1998
Richard H. Jones


-----------------------------------------     Director                                          April __, 1998
Lawrence N. Kugelman

 /s/ Rodman W. Moorhead, III
-----------------------------------------     Director                                          April 22, 1998
Rodman W. Moorhead, III

 /s/ Elizabeth E. Tallett
-----------------------------------------     Director                                          April 22, 1998
Elizabeth E. Tallett

                                  EXHIBIT INDEX


Exhibit
  No.                                       Exhibit Description
-------                  -----------------------------------------------------------

4                        Coventry Health Care, Inc. 1998 Stock Incentive Plan

5                        Opinion of Bass, Berry & Sims PLC

23.1                     Consent of Arthur Andersen LLP

23.2                     Consent of Ernst & Young LLP

23.3                     Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24                       Power of Attorney (included at pages II-4 and II-5)